UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2014

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Name Change; Authorization of Preferred Stock

On September 11, 2014, Hawker Energy, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State (the “Article Amendment”), which, effective upon filing:

(a)           changed the name of the Company from Sara Creek Gold Corp. to Hawker Energy, Inc. (the “Name Change”); and

(b)           authorized fifty million (50,000,000) shares of “blank-check” preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”).  The Preferred Stock may be issued in one or more series or classes, and with such rights, preferences and privileges, as the Company’s Board of Directors may from time to time determine.

The Article Amendment is attached as Appendix A to the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 20, 2014.  The foregoing summary of the Article Amendment is not intended to be complete and is qualified in its entirety by reference to the complete text of the Article Amendment.

ITEM 8.01 OTHER EVENTS

The Company is processing the Name Change with the Financial Industry Regulatory Authority (FINRA) and is working to obtain a new quotation symbol on OTCQB. The Company will not be issuing new stock certificates to reflect the Name Change unless and until a stock transfer or other event occurs that necessitates a new stock certificate; no further action is required to be taken by any stockholder.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Appendix A to the Company’s Definitive Information Statement on Schedule 14C filed on August 20, 2014)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	September 17, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer

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